CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Cova Financial Services Life Insurance Company


We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Annuity Account One dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 11 to the Registration Statement (Form N-4, File No. 33-14979) of Cova Variable Annuity Account One.


                                                /s/KPMG LLP
                                                -----------
                                                  KPMG LLP


Chicago, Illinois
February 6, 2001